7: 8-K/A2NASD00007991977*egfjua12/31/992Harvey@Intersphere.com COVER

INTERACTIVE GAMING & COMMUNICATIONS CORP.
4070 Butler Pike - Suite300
Plymouth Meeting, PA 19462

January 8, 2001
Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

Pursuant to the requirements of the Securities Exchange Act of 1934, we are transmitting herewith the attached Form 8-K/A for the report date 12-31-00..

Sincerely,

INTERACTIVE GAMING & COMMUNICATIONS CORP.

Michael Simone

Michael Simone, CEO 8-KA

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:

January 8, 2001

Commission File Number: 33-764-C

INTERACTIVE GAMING & COMMUNICATIONS CORP.

Exact name of Registrant as specified in its charter

Delaware  23-2838676

(State of Incorporation) (I.R.S. ID Number)

1220 Valley Forge Road Bldg #20

Valley Forge, PA 19862

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (610)-917-3864

Securities registered pursuant to Section 12 (g) of the Act:

Common Stock, par value $.001 per share

Title of each class Name of each exchange on which registered

Common Stock NASDAQ Bulletin Board

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

(1)Yes X No __

(2)Yes X_ No __

Item 5. Other Events

Registrant announces that on December 24, 2000, it has canceled its June 23, 1999 agreement with Century Industries, Inc., of Sterling, Virginia for the partial acquisition or control block acquisition of 53.26% of the class A shares of Century Industries for 7,500,000 restricted shares of Interactive Gaming & Communications Corp.

The control basis consisted of 2,853,514 Class A shares of Century Industries, held respectively by Ted L. Schwartzbeck, Joel M. Gundersheimer, the USIB Trust, Grupo Romvil, SA, Earlswood Enterprises, Ltd., and Roc Shores Investments, Ltd. Such shares were issued without registration and are thus restricted securities.

The company reached its decision based on subsequent events involving Century and the changes in current market and economic conditions which would adversely effect the companys go forward plans and the failure of Century Industries to deliver the 2,853,514 control block shares of Century from the individuals as previously stated which would have consummated the transaction.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 8, 2001

Interactive Gaming & Communications Corp.

Michael Simone, President